UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2005 (December 7, 2005)

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)

4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)

(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 7, 2005, B. Kent Garlinghouse resigned as a member of the Board of Directors of Orchids Paper Products Company (the “Company”).

(d) At its regularly scheduled meeting on December 7, 2005, the Board of Directors of the Company elected Steve Berlin to replace Mr. Garlinghouse as a member of the Board of Directors. In addition to serving as a member of the Board of Directors, Mr. Berlin has been named to serve as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

A press release announcing Mr. Garlinghouse’s resignation from and Mr. Berlin’s appointment to the Board of Directors was issued by the Company on December 8, 2005, and is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release Dated December 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: December 9, 2005	By: /s/ Keith Schroeder

Keith Schroeder

Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release Dated December 8, 2005